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                                     Supplement Filed Pursuant to Rule 424(b)(3)
                                       of the Securities Act of 1933, as amended
                                                   Registration Number 333-17861


                              I-LINK INCORPORATED

                Supplement to Prospectus dated October 21, 1997

                    (For Use By Savings & Investment Trust)

The disclosure set forth in the prospectus, under the heading "SELLING SECURITY HOLDERS" is hereby amended. This amendment will reflect the beneficial ownership by Savings & Investment Trust of 1,500 shares of Class C Convertible Cumulative Redeemable Preferred Stock, $10.00 par value per share (the "Class C Preferred Stock") previously attributed to Hare & Co.

Hare & Co. served as a street name holder for the benefit of Savings & Investment Trust and is deleted from page 74 of the prospectus. The listing will now read as follows:

                                                SECURITIES BEING OFFERED
                                                ------------------------
NAME
AND ADDRESS OF BENEFICIAL OWNER                 OTHER       COMMON STOCK
-------------------------------                 -----       ------------
Savings & Investment Trust                        --            18,000*
c/o Roycan & Co.
Royal Bank of Canada
1 Place Villa Marie
P.O. Box 6007
Montreal, Quebec H3C 3A9

*The number of shares is reduced from 36,000 to 18,000 in order to reflect the sale of 18,000 shares of Common Stock by Savings & Investment Trust, pursuant to Rule 144, under the Securities Act of 1933, as amended. The sale occurred after the date of the prospectus, but before the date of this Supplement.

               The date of this Supplement is December 22, 1997